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                                                                   EXHIBIT 23(a)

                        CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statements pertaining to the Alexander Energy Corporation Post-Merger Stock Option Plan and 1993 Restricted Stock Award Plan (Form S-8 No. 33-59489), 1993 Stock Option Plan (Form S-8 No. 33-63978) and the 1986 Incentive Stock Option Plan (Form S-8 No. 33-20425) of our report dated March 30, 1996, except Notes 4 and 13 for which the date is May 10, 1996, with respect to the consolidated financial statements of Alexander Energy Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 1995.




                                        ERNST & YOUNG LLP

Oklahoma City, Oklahoma
May 10, 1996